Enterprise Group of Funds, Inc.
Attachment for Sub-Item 77C
Submission of Matters to a Vote of Security Holders
For the Period January 1, 2003 through June 30, 2003

     A Special Meeting of the Shareholders (the "Meeting") of the Global Health Care Fund, a series of Enterprise Group of Funds, Inc.(the "Enterprise Funds") was held at 3:00 p.m. Eastern time on February 10,2003, at the offices of the, Atlanta Financial Center,3343 Peachtree Road, N.E., Suite 450, Atlanta, Georgia 30326, for the following purpose:


         To approve an Agreement and Plan of Reorganization whereby all of the assets of the Global Health Care Fund series of the Enterprise Funds will be transferred to the Capital Appreciation Fund, a separate series of the Enterprise Funds, in exchange for shares of the Capital Appreciation Fund and the Capital Appreciation Fund's assumption of all of the liabilities, if any, of the Global Health Care Fund.

	AFFIRMATIVE	AGAINST		ABSTAIN
	1,128,857.498	25,030.031	29,331.583



     All additional information pertaining to this matter can be found in the following Edgar filing made to the SEC on November 12, 2002.

Accession Number : 0000950144-02-011529
File Number : 333-101146
Form Type : N-14
CIK Number : 0000004123
Company : Enterprise Group of Funds, Inc.



     A Special Meeting of the Shareholders (the "Meeting") of the Mid-Cap Growth Fund, a series of Enterprise Group of Funds, Inc.(the "Enterprise Funds") was held at 3:00 p.m. Eastern time on February 10,2003, at the offices of the,Atlanta Financial Center,3343 Peachtree Road, N.E., Suite 450, Atlanta, Georgia 30326, for the following purpose:


         To approve an Agreement and Plan of Reorganization whereby all of the assets of the Mid-Cap Growth Fund series of the Enterprise Funds will be transferred to the Managed Fund, a separate series of the Enterprise Funds,in exchange for shares of the Managed Fund and the Managed Funds's assumption of all of the liabilities, if any, of the Mid-Cap Growth Fund.

	AFFIRMATIVE	AGAINST		ABSTAIN
	1,688,164.650	26,240.269	42,812.021



     All additional information pertaining to this matter can be found inthe following Edgar filing made to the SEC on November 12, 2002.

Accession Number : 0000950144-02-011529
File Number : 333-101146
Form Type : N-14
CIK Number : 0000004123
Company : Enterprise Group of Funds, Inc.